CENTRAL ILLINOIS LIGHT COMPANY
                    BENEFIT REPLACEMENT PLAN
                   (Effective January 1, 1991)



                        Amended Effective

                        November 12, 1998

                         August 15, 1999


                 CENTRAL ILLINOIS LIGHT COMPANY

                    BENEFIT REPLACEMENT PLAN


               (Amended Effective August 15, 1999)


                        TABLE OF CONTENTS

          Article I. Establishment and Construction

1.1       The Plan and its Effective Date                     1
1.2       Purpose                                             1
1.3       Application of the Plan                             1

          Article II. Definitions and Construction

2.1       Definitions                                         1
2.2       Gender and Number                                   5
2.3       Severability                                        5
2.4       Applicable Law                                      5

          Article III. Participation

3.1       Eligibility                                         5
3.2       Participation in the Plan                           5

          Article IV. Benefits

4.1       Benefits                                            6
4.2       Vesting                                             7
4.3       Timing and Form of Retirement Benefits              7
4.4       Death Benefits                                      8

          Article V. Financing

5.1       Unfunded Plan                                       9
5.2       Grantor Trust                                       9
5.3       Unsecured Interest                                  9
5.4       Nonalienation                                       9

          Article VI. Administration

6.1       Administration                                      9
6.2       No Enlargement of Employee Rights                  10
6.3       Appeals from Denial of Claim                       10
6.4       Notice of Address and Missing Persons              11
6.5       Data and Information for Benefits                  11
6.6       Indemnity for Liability                            11
6.7       Tax Liability                                      12



                 CENTRAL ILLINOIS LIGHT COMPANY

                    BENEFIT REPLACEMENT PLAN

                        TABLE OF CONTENTS

                           (Continued)


     Article VII. Amendment and Termination

7.1  Amendment                                               12
7.2  Termination                                             12
7.3  Change in Control                                       12



     Article VIII. Participation in and Withdrawal from the Plan by an Employer


8.1  Participation in the Plan Withdrawal from the Plan      12
8.2  Withdrawal from the Plan                                13

                 CENTRAL ILLINOIS LIGHT COMPANY

                    BENEFIT REPLACEMENT PLAN

               (Amended Effective August 15, 1999)

            Article I. Establishment and Construction

     1.1 The Plan and its Effective Date. The CENTRAL ILLINOIS
LIGHT COMPANY BENEFIT REPLACEMENT PLAN (the "Plan") is hereby established by Central Illinois Light Company (the "Company") effective January 1, 1991.

     1.2 Purpose. The purpose of the Plan is to provide each Eligible Employee of the Employer with additional retirement income that, when combined with retirement benefits payable from the Pension Plan For Management, Office and Technical Employees of Central Illinois Light Company ("MOT Plan"), will equal the retirement benefit such Eligible Employee would have received if he continued to accrue benefits under the MOT Plan through the date of his actual retirement, but without regard to(a)the limitations imposed under Code sections 415 and 401(a)(17), or
(b) the exclusion of amounts deferred under the Central Illinois Light Company Executive Deferral Plan and the Central Illinois Light Company Executive Deferral Plan II (collectively "EDP Plans"), and the Central Illinois Light Company Deferred Compensation Stock Plan from the definition of "Earnings" under the MOT Plan.

     1.3 Application of the Plan. The provisions of this Plan are applicable only to those Eligible Employees who, on or after January 1, 1991, are either (a) in the active employ of the Employer or (b) retired key management and executive staff who are receiving or who are eligible to receive benefit payments under the EDP Plans. Any other Eligible Employee who retired or whose active employment relationship with the Employer was terminated prior to January 1, 1991 shall not be covered under this Plan.


     Article II. Definitions and Construction

     2.1 Definitions. The terms used in this Plan shall have the same meaning set forth below, except as otherwise indicated herein. The definition of any term in the singular shall also include the plural.
     (a) "Actuarial Equivalent" means a benefit having the same value as the benefit which it replaces, computed on the basis of the factors specified in the definition of "Actuarial Equivalent" in the MOT Plan.

     (b) "Affiliate" means any subsidiary or affiliated or associated corporation of the Company that is an "Affiliate" within the meaning of that term in the MOT
          Plan.

     (c)  "Average Monthly Earnings" means "Average Monthly
          Earnings" as defined under the MOT Plan.

     (d) "Change in Control" means the occurrence of any of the following:
          (1) the sale or transfer of the business of the Company or a Unit of the company to a person or entity not controlled, directly or indirectly, by CILCORP, whether such sale of the business of the Company or a Unit of the company, as the case may be, is effected through the (A) sale, directly or indirectly, of the voting stock of the Company,
               (B)merger or consolidation of the company,
               (C)sale, lease, exchange, or transfer of all or substantially all of the assets of the company or of a Unit of the Company, or (D) a combination of the foregoing;

          (2) a merger or consolidation of CILCORP with one or more corporations, as a result of which CILCORP is not the surviving corporation or pursuant to which substantially all shares of CILCORP's common stock are converted into cash, securities, or other property;

          (3) the acquisition of beneficial ownership, directly or indirectly, of more than 30 percent of the voting power of the outstanding stock of CILCORP by any "Person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and as in effect on the date of adoption of the Plan) coupled with or followed by the failure of Continuing Directors to constitute a majority of the board of directors of CILCORP; or

          (4) the sale, lease, exchange, or transfer of all or substantially all the assets of CILCORP;

          provided, however, that the term "Change in Control" shall not apply to any merger, consolidation, internal reorganization, or recapitalization of CILCORP initiated voluntarily by CILCORP in which Continuing Directors constitute a majority of the members of the board of directors of CILCORP or any successor thereto and the holders of CILCORP's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation after the merger.

     (e) "CILCORP" means CILCORP Inc., an Illinois corporation, and any successor thereto.

     (f) "Code" means the Internal Revenue Code of 1986, as amended.

     (g)  "Company" means the Central Illinois Light Company, an
          Illinois corporation, and any successor thereto.

     (h) "Continuing Director" means any member of the board of directors of CILCORP, while such person is a member of such board of directors, who was a member of such board of directors prior to the date of adoption of this Plan. A "Continuing Director" also means any person who subsequently becomes a member of the board of directors of CILCORP, while such person is a member of such board of directors, if such person's nomination for election or election to such board of directors is recommended or approved by resolution of a majority of the Continuing Directors.

     (i)  "Deferred Compensation Stock Plan" means the Central
          Illinois Light Company Deferred Compensation Stock
          Plan.

     (j) "EDP Plans" means, individually or collectively (as the context requires), the Central Illinois Light Company
          Executive Deferral Plan and the Central Illinois Light
          Company Executive Deferral Plan II.

     (k)  "Effective Date" means January 1, 1991.

     (l)  "Eligible Employee" means--
           (1) an employee of the Employer who is in a select group of management or highly compensated employees, participates in the MOT Plan, and has his benefits limited under the MOT Plan by:
                (A) the limits under Code section 415 or
                    401(a)(17); or
                (B) the "Earnings" definition which excludes
                    deferrals under the EDP Plans or the Deferred Compensation Stock Plan;

               and is designated as an Eligible Employee by the Employer's board of directors;

           (2) any retired key management and executive employee of the Employer who, as of the Effective Date, is receiving or is eligible to receive benefit payments under the EDP Plans; and

                (3) any other highly compensated, key employee of the Employer's management staff who may be designated, from time to time, by the Employer's board of directors.

     (m) "Employer" means the Company and any Affiliate that, with the consent of the Company, has adopted the MOT
          Plan and this Plan for the benefit of its Eligible
          Employees.

          (n) "Grantor Trust Agreement" means an agreement establishing a grantor trust referred to in section
          5.2.

          (o) "MOT Plan" means the Pension Plan for Management, Office and Technical Employees of Central Illinois Light Company. Unless otherwise specified, any reference in the Plan to benefits provided under the MOT Plan shall mean the aggregate of benefits provided under the MOT Plan and the Retirement Plan.

          (p) "Participant" means an Eligible Employee of the Employer who meets the participation requirements set forth in section 3.1.

          (q)  "Plan" means the Central Illinois Light Company
          Benefit Replacement Plan.

          (r)  "Plan Year" means the calendar year.

          (s)  "Service" means "Service" as defined under the MOT
          Plan.

          (t) "Trustee" means the trustee or trustees of a Grantor Trust.

     (u) "Unit of the Company" means an organizational department of the Company as may be so designated from time to time on the official organizational chart of the Company.

     (v) "Article XVIII Benefits" means the Cash Balance Benefits provided pursuant to Article XVIII of the MOT Plan.
          Notwithstanding Plan Section 2.1(o), "Article XVIII Benefits" shall not be deemed to include any Retirement Plan benefits.

     (w) "Retirement Plan" means the Retirement Plan for
          Management, Office and Technical Employees of Central
          Illinois Light Company.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders; the plural shall include the singular and the singular shall include the plural.

2.3 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.
2.4 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of Illinois to the extent not superseded by the laws of the United States.

                   Article III. Participation

     3.1 Eligibility. An Eligible Employee of the Employer shall become a Participant if benefits under the MOT Plan are limited, on or after the Effective Date, due to any of the following limitations:

     (a)  Limit on Compensation under Code Section 401(a)(17).
          The Eligible Employee's benefits under the MOT Plan are limited to ensure compliance with Code section
          401(a)(17).

     (b)  Limit on Accruals under Code Section 415. The Eligible
          Employee's benefits under the MOT Plan (disregarding
          Article XVIII Benefits) are limited to ensure compliance with Code section 415.

     (c) Limit on "Earnings" Considered under the MOT Plan. The Eligible Employee's Average Monthly Earnings under the MOT Plan are limited because (1) the Eligible Employee participates in the MOT Plan and in the EDP Plans or the Deferred Compensation Stock Plan, and (2) "Earnings" under the MOT Plan formula is defined to exclude deferrals made under the EDP Plans or the Deferred Compensation Stock Plan, thus reducing Average Monthly Earnings.

     3.2 Participation in the Plan. An Eligible Employee shall become a Participant as of the later of--

     (a) the first day as of which it is determined that his benefit under the MOT Plan, which would be payable at or after the earliest date on which he could receive a retirement benefit under the MOT Plan, is limited by the limitations described in section 3.1; or

(b) the Effective Date.

                      Article IV. Benefits

     4.1 Benefits. When a Participant's benefits under the MOT Plan are limited in accordance with the limits described in section 3.1(a),(b), or (c) for Plan Years beginning on or after January 1, 1991, this Plan shall provide a benefit determined as follows:

     (a) General Rule. This Plan shall provide a benefit equal to the excess of (1) over (2) below:

          (1) The benefit which, but for the limitations described in section 3.1(a), (b), or (c) of this Plan, would have been provided under the MOT Plan, calculated as of the determination date and payable at the time and in the form payable pursuant to section 4.3.

          (2) The benefit which has actually been provided under the MOT Plan, calculated as of the determination date, and expressed as a benefit payable at the time and in the form payable pursuant to section 4.3.

          In calculating the benefit described in (1) and (2) above, all Article XVIII Benefits shall be disregarded.

     (b) Exception. Notwithstanding the foregoing, if payment of the Participant's benefit under the MOT Plan commences prior to the date his benefit under this Plan is made or commences, this Plan shall provide a benefit equal to the sum of (1) and (2) below:

           (1) The amount determined as described in (a) above as if the Participant had elected, pursuant to section 4.3 of this Plan, the same benefit commencement date as he elected under the MOT Plan
               (the MOT Plan benefit commencement date).


           (2) An annuity which is payable at the time actually elected pursuant to section 4.3 (this Plan's benefit commencement date) and in the form elected pursuant to section 4.3 and which is the Actuarial Equivalent of the benefits which would have been paid under this Plan between the MOT Plan benefit commencement date and this Plan's
               benefit commencement date, had the Participant elected, pursuant to section 4.3 of this Plan, to commence receiving benefits under this Plan on the MOT Plan benefit commencement date.

           If payments of the Participant's benefit under the MOT Plan begin at a different time than his or her benefit under the Retirement Plan and benefit payments under one or both Plans begin before benefit payments under this Plan begin, the application of this section 4.1(b) shall be appropriately adjusted to take into account that the early commencement date or dates apply only to a portion of the general Plan benefit described in 4.1(a).

     4.2 Vesting. A Participant who completes at least five years of Service for purposes of vesting under the MOT Plan shall be fully vested in his benefit under this Plan. In addition, a Participant who attains age 65 while employed by an Employer shall be fully vested in his benefit under this Plan. Subject to the special Service rules for rehired Participants, any other Participant shall forfeit his benefit upon termination of employment with the Employer.

4.3 Timing and Form of Retirement Benefits. No payments shall be made to a Participant under this Plan prior to the Participant's termination of employment with the Company and all Affiliates. After such termination of employment, benefits under section 4.1 shall become payable, at the Participant's election, in one of the forms available to the Participant under the MOT Plan, equal to the Actuarial Equivalent of his benefit under this Plan;
provided, however, that upon becoming a Participant (or as soon as practicable after it is ascertained that he is a Participant) he shall elect-

     (a) the form in which his benefits under this Plan will be paid if he is married on the date as of which such benefits become payable; and

     (b) the form in which his benefits under this Plan will be paid if he is unmarried on the date as of which such benefits become payable.

For purposes of the preceding sentence-

      (1) If the Participant is married at the time he elects the form of payment under this Plan, the normal form of payment if he is married when his benefits under this Plan become payable shall be a joint and 100 percent spouse's annuity determined on the same basis as the annuity described in section 4.7(b) of the MOT Plan, and his spouse's consent, as described in section 4.9(a) of the MOT Plan, shall be required for the Participant to reject such joint and 100 percent spouse's annuity;

     (2) At the time he elects the form of payment under this Plan, the Participant shall elect the date as of which such payment will be made or commence, provided that
          (A) such date shall not be before the earliest date as of which the Participant can begin receiving benefit payments under the MOT Plan and (B) such payment will not commence before the Participant's employment with the Employer is terminated;

     (3) Once the Participant has elected the timing of his benefit payments as described in this section 4.3, he shall not be permitted to change such election;

     (4) Once the Participant has elected the form of his benefit payments as described in this section 4.3, he shall not be permitted to change such election, provided that if his final election on form of payment made pursuant to sections 4.7, 4.8, and 4.9 of the MOT Plan differs from his election on form of payment made pursuant to the preceding provisions of this section 4.3, his election pursuant to this section 4.3 shall automatically be changed to match said final election under the MOT Plan; and

     (5)  Notwithstanding the preceding provisions of this
          section 4.3, no election will be available to any Participant who is a retired employee described in section 2.1(1)(2); instead, such Participant's benefits under this Plan shall be payable in the same form and at the same times as the benefits the Participant was receiving under the MOT Plan immediately prior to the Effective Date.

     4.4 Death Benefits. Upon the death of a Participant (including a Participant who has suffered a Disability) before payment of his benefits under this Plan has commenced, if the Participant leaves a surviving spouse to whom he had been continuously married for the one-year period ending on the date of his death, this Plan shall provide a benefit to such spouse equal to the excess of (a) over (b), where--

     (a) is the monthly benefit which would have been payable for the life of the surviving spouse under section 4.6 of the MOT Plan, but for the limitations described in section 3.1(a), (b), and (c) of this Plan; and

     (b) is the monthly benefit actually payable for the life of the surviving spouse under section 4.6 of the MOT Plan.

Benefit payments under this section 4.4 shall commence as of the earliest date on which the surviving spouse is entitled to receive benefit payments under section 4.6 of the MOT Plan, regardless of the date on which the spouse actually begins to receive payments under said section 4.6. The amount of such payments shall be adjusted for the timing of the payments, in accordance with Article IV of the MOT Plan. In calculating the benefit described in 4.4(a) and 4.4(b) above, all Article XVIII Benefits shall be disregarded.


                      Article V. Financing

     5.1 Unfunded Plan. Except as otherwise provided pursuant to section 5.2, the benefits under this Plan shall be paid in cash out of the general assets of the Company.

     5.2 Grantor Trust. Notwithstanding section 5.1, the
Company and each other Employer may establish a trust for the purpose of accumulating assets to assist it in fulfilling its obligations under the Plan, provided that--

     (a) such trust shall be a "grantor trust" with the result that the corpus and income of the trust be treated as assets and income of the Employer pursuant to sections
          671 through 679 of the Code; and

     (b) the Plan shall be an "unfunded plan" within the meaning of that term under the Code and the Employee Retirement
          Income Security Act of 1974 as amended.

     5.3 Unsecured Interest. No Participant hereunder shall have any interest whatsoever in any specific asset of the Employer. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

     5.4 Nonalienation. Except as otherwise provided by law, no Participant entitled to receive benefits in accordance with the provisions hereof shall have power to sell, assign, transfer, pledge, or mortgage the benefits so payable to the Participant, nor shall benefits be subject to levy, sale, seizure, attachment, garnishment, or any other judicial process issued by or on behalf of any creditor of a Participant.

                   Article VI. Administration

     6.1 Administration. The Company shall be responsible for the administration of the Plan. The Company shall have all such powers as may be necessary to carry out the provisions hereof and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. The Company shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligi bility for and the amount of any benefit payable under the Plan. The Company shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. The Company shall make, or cause to be made, all reports or other filings, if any, necessary to meet the reporting and disclosure requirement of ERISA. To the extent permitted by law, all findings of fact, determin ations, interpretations, and decisions of the Company shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

     6.2 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge or retire any employee at any time.

     6.3 Appeals from Denial of Claim. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing within a reasonable period of time after receipt of the claim by the Plan (not to exceed 90 days after receipt of the claim or, if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant and an additional 90 days will be considered reasonable) by registered or certified mail of such denial, written in a manner calculated to be understood by the claimant, setting forth the following information:
     (a)  the specific reasonings for such denial;

     (b) specific reference to pertinent Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d)  an explanation of the Plan's claim review procedure.

The claimant also shall be advised that he or his duly authorized representative may request a review by the Company of the deci sion denying the claim by filing with the Company, within 60 days after such notice has been received by the claimant, a written request for such review, and that he may review pertinent docu ments, and submit issues and comments in writing within the same 60-day period. If such request is so filed, such review shall be made by the Company within 60 days after receipt for such request, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The Participant or beneficiary shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

     6.4 Notice of Address and Missing Persons. Each person entitled to benefits under the Plan must file with the Company, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan and neither the Company nor any Trustee shall be obliged to search for or ascertain his whereabouts. In the event that such person cannot be located, the Company may direct that such benefit and all further benefits with respect to such person shall be discontinued and all liability for the payment thereof shall terminate; provided, however, that in the event of the subsequent reappearance of the Participant or beneficiary prior to the termination of the Plan, the benefits which were due and payable and which such person missed shall be paid in a single sum, and the future benefits due such person shall be reinstated in full.

     6.5 Data and Information for Benefits. All persons claiming benefits under the Plan must furnish to the Company or its designated agent such documents, evidence, or information as the Company or its designated agent consider necessary or desirable for the purpose of administering the Plan, and such person must furnish such information promptly and sign such documents as the Company or its designated agent may require before any benefits become payable under the Plan.

     6.6 Indemnity for Liability. The Company shall indemnify any individual who is directed by the Company to carry out responsibilities and duties imposed by this Plan against any and all claims, losses, damages, and expenses, including counsel fees, approved by the Company, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, in connection with such person's responsibilities and duties under the Plan, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

     6.7 Tax Liability. The Company may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Company may reasonably estimate to be neces sary to cover any taxes for which the Employer may be liable and Which may be assessed with regard to such payment.

          Article VII. Amendment and Termination

     7.1 Amendment. The Company reserves the right to amend the Plan at any time by action of its board of directors, provided that retroactive Plan amendments may not decrease the accrued benefits of any Participant determined as of the time the amendment is adopted.

     7.2 Termination. The Company reserves the right to terminate the Plan at any time by action of its Board of Directors.

7.3 Change in Control. Notwithstanding the preceding provisions of this Article VII, no termination, amendment, or change to this Plan which would have the effect of reducing benefits or benefit accruals hereunder, which would rescind an alternative procedure for accelerated payment previously adopted, or which would otherwise have an adverse effect on the determination of benefits hereunder shall be made after a Change in Control occurs, and this Plan shall be, and the Company shall require this Plan to be, a continuing obligation of the surviving entity resulting from any Change in Control. Participants shall be given written notice of any such termination, amendment, or change within a reasonable time after any such action is taken.

          Article VIII. Participation in and Withdrawal from the Plan by an Employer

     8.1 Participation in the Plan. Any Affiliate which desires to become an Employer hereunder may elect, with the consent of the Company's board of directors, to become a party to the Plan and any Grantor Trust Agreement by adopting the Plan for the benefit of its eligible employees, effective as of the date specified in such adoption--

     (a) by filing with the Company a certified copy of a resolution of its board of directors to that effect, and such other instruments as the Company may require;
          and

     (b) by the Company's filing with the then Trustee (if any) a copy of such resolution, together with a certified copy of resolutions of the Company's board of directors approving such adoption.

The adoption resolution or decision may contain such specific changes and variations in Plan or Grantor Trust Agreement terms and provisions applicable to such adopting Employer and its employees as may be acceptable to the Company and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or any Grantor Trust Agreement is reserved by the Company. The Company may not amend specific changes and variations in the Plan or any Grantor Trust Agreement terms and provisions as adopted by the Employer in its adoption resolution without the consent of such Employer. The adoption resolution or decision shall become, as to such adopting organization and its employees, a part of this Plan as then amended or thereafter amended and any related Grantor Trust Agreement. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan or any Grantor Trust Agreement documents. The coverage date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under any Grantor Trust Agreement. The administrative powers and control of the Company, as provided in the Plan and any Grantor Trust Agreement, including the sole right to amendment, and of appointment and removal of the Trustee and successor Trustees, shall not be diminished by reason of the participation of any such adopting organization in the Plan and any Grantor Trust Agreement.

     8.2 Withdrawal from the Plan. Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan and any Grantor Trust Agreement after giving 90 days' notice to the Company's board of directors, provided the Company's board of directors consents to such withdrawal. Distribution of vested benefits (if any) to Participants affected by such a withdrawal may be implemented through any method determined by the Company and agreed to by the withdrawing Employer.